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                                                                      EXHIBIT 99

[PSYCHIATRIC SOLUTIONS, INC. LOGO]

CONTACT:
Brent Turner
Executive Vice President,
Finance and Administration
(615) 312-5700


             PSYCHIATRIC SOLUTIONS ANNOUNCES SCHEDULED DEPARTURE OF
                             CHIEF OPERATING OFFICER


FRANKLIN, Tenn. (Dec. 5, 2005) - Psychiatric Solutions, Inc. ("PSI") (NASDAQ:
PSYS) announced today the scheduled departure of Jack Salberg, the Company's Chief Operating Officer, upon the expiration on December 31, 2005, of the Employment Agreement between PSI and Mr. Salberg, dated October 1, 2002. Joey Jacobs, Chairman, President, and Chief Executive Officer of PSI, will assume the COO's responsibilities during PSI's search for a qualified individual for this position. The Company expects to fill the position during the first quarter of 2006.

     Mr. Jacobs commented, "We appreciate and thank Jack for his contributions to the success of PSI over the past five years, a period of exceptional growth for the Company. We wish him well in his future endeavors."

     PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 55 owned or leased freestanding psychiatric inpatient facilities with more than 6,400 beds in 27 states. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

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